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                                AMENDMENT TO THE
                        INFINITY BROADCASTING CORPORATION
                                STOCK OPTION PLAN

         The Plan is amended in the manner set forth below:

         i. Section 2(a) of the Plan is amended to reflect the Company's three-for-two stock split in the form of a stock dividend, effective May 19, 1995, so that the first sentence thereof reads in its entirety as follows:

         "Subject to adjustment as provided in Section 9, the aggregate number of shares of the Class A Common Stock of the Company ("Class A Shares") to be delivered upon exercise of all options granted under the Plan shall be 6,996,525 and the aggregate number of shares of the Class B Common Stock of the Company ("Class B Shares" and together with Class A Shares, "Shares") to be delivered upon exercise of all options granted under the Plan shall be 1,181,250."

Section 2(a) is further amended to delete the last sentence thereof.

         ii.  Section  7(c) of the Plan is  deleted  in its  entirety  and a new
Section 7(c) is added in lieu thereof, to read as follows:

         "(c) NONTRANSFERABILITY OF AWARDS. An option shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (or the rules thereunder), or to a Permitted Transferee; PROVIDED that no otherwise permitted transfer shall be effective unless the deceased Optionee's beneficiary or the representative of his estate or the Permitted Transferee acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan and the Option Agreement covering such Options as if such beneficiary or estate were the Optionee. All rights with respect to Options granted to an Optionee under the Plan shall be exercisable during his lifetime by such Optionee (or, if applicable, a Permitted Transferee). Following an Optionee's death, all rights with respect to Options that were exercisable at the time of such Optionee's death and have not terminated shall be exercised by his designated beneficiary or estate (or, if applicable, a Permitted Transferee). As used in this Section 7(c), a Permitted Transferee shall be a member of the Optionee's family or a trust or similar vehicle for the benefit of such family members to whom or to which the Administrator shall permit (on such terms and conditions as it shall establish) an Option to be transferred."




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         iii. This Amendment made by paragraph 1 hereof shall be effective as of
May 19, 1995, and the amendment made by paragraph 2 hereby shall be effective as of June 15, 1995.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment as of June 15, 1995.


                                     INFINITY BROADCASTING CORPORATION


                                     By:______________________________
                                             Name:  Farid Suleman
                                             Title:  VP of Finance